UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported) February 24, 2016

BUTLER NATIONAL CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Kansas
 (State or Other Jurisdiction of Incorporation)
0-1678 (Commission File Number)	41-0834293 (IRS Employer Identification No.)
19920 W. 161st Street, Olathe, Kansas (Address of Principal Executive Offices)	66062 (Zip Code)

913-780-9595
 (Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to Vote of Security Holders
Butler National Corporation Annual Meeting of Shareholders was held on February 24, 2016 (the "Annual Meeting").  At the Annual Meeting, 50,832,759 shares of common stock, or approximately 81% of the 62,860,098 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxies.

Set forth below are the matters acted upon by Butler National Corporation shareholders at the Annual Meeting, and the final voting results on each matter.
1.
Election of Directors.  Two persons were nominated by the Board of Directors for election as directors of Butler National Corporation, to hold office for a three year term expiring at the 2017 annual meeting of shareholders and until his or her successors are duly elected and qualified.  The nominees were incumbent directors, no other person was nominated and the nominees were elected.  There were 25,063,125 broker non-votes with respect to each nominee.  The votes cast for or against, as well as abstentions with respect to, each nominee were as follows:

Name of Director	Shares of Common Stock Voted For	Shares of Commons Stock Voted Against/Withheld	Abstentions
Clark D. Stewart	21,770,872	3,124,762	0
R. Warren Wagoner	21,839,689	3,055,945	0

Having received a plurality of the votes cast by holders of common stock at the Annual Meeting, Mr. Clark D. Stewart and Mr. R. Warren Wagoner were elected as directors for the coming three year term scheduled to end at the 2018 Annual Meeting.

2.
Ratification of Selection of L.L. Bradford and Company, LLC as Auditors.  A resolution that the shareholders ratify the selection and appointment of RBSM, LLP, as the independent registered public accounting firm for Butler National Corporation for the year ending April 30, 2016 was submitted to, and voted upon by, the shareholders.  There were 50,178,604 shares of common stock voted in favor of, and 279,637 shares of common stock voted against said resolution.  The holders of 374,518 shares of common stock abstained and there were 0 broker non-votes.  Having received the affirmative vote of the holders of at least a majority of shares of common stock outstanding and entitled to vote at the Annual Meeting, the appointment of RBSM, LLP was ratified.

3.
Advisory Vote on Executive Compensation.  An advisory vote on executive compensation was submitted to, and voted upon by, the shareholders.  There were 21,673,404 shares of common stock voted in favor of, and 3,184,147 shares of common stock voted against, said resolution.  The holders of 38,083 shares of common stock abstained and there were 25,937,125 broker non-votes.  Based on these results and consistent with a majority of votes cast with respect to this matter, the Company's Board of Directors has adopted a policy to hold an advisory vote on executive compensation every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUTLER NATIONAL CORPORATION (Registrant)
Feburary 24, 2016 Date	/s/ Clark D. Stewart Clark D. Stewart (President and Chief Executive Officer)
Feburary 24, 2016 Date	/s/ Craig D. Stewart Craig D. Stewart (Chief Financial Officer)